UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2023

SURF AIR MOBILITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41759	36-5025592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 365-3675

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.0001 per share	SRFM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

GEM Share Subscription Facility

On February 8, 2023, Surf Air Mobility Inc., a Delaware corporation (as successor in interest to Surf Air Global Limited, a BVI business company formed under the laws of the British Virgin Islands, (“SAGL”)) (the “Company”), on the one hand, and GEM Global Yield LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg (“Purchaser”) and GEM Yield Bahamas Limited, a limited company formed under the laws of the Commonwealth of the Bahamas (“GYBL,” and together with the Company and Purchaser, the “Parties”), on the other hand, entered into that certain Second Amended Share Purchase Agreement (as amended from time to time, the “Share Subscription Facility”).

The Share Subscription Facility and the equity financing commitments contemplated thereby were previously described in the Registration Statement on Form S-1 and Form S-4, originally filed with the Securities and Exchange Commission (the “SEC”) on June 5, 2023 (Registration No. 333-272403), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), which is hereby incorporated by reference. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act, shall be deemed to be incorporated by reference herein.

On September 18, 2023, the Parties entered into that certain Amendment No. 4 to the Amended and Restated Share Purchase Agreement (“Amendment No. 4”). Pursuant to Amendment No. 4, among other things, (i) specifies the number of shares of Common Stock of the Company (“Shares”) required to be delivered to the escrow agent and registered for resale with the SEC in connection with any Committed Draw Down (as therein defined, and sometimes referenced to as “advances”) shall be equal to Shares having a value equal to two times the amount the applicable Committed Draw Down, (ii) establishes the first Committed Draw Down Amount shall not exceed $7,500,000 without the consent of the Purchaser, (iii) allows the Company to request other Committed Draw Downs at any time subject to a limit of $25,000,000 for each such Committed Draw Down and an aggregate limit of all Committed Draw Downs of $100,000,000, and (iv) provides that the commitment fee of 4,000,000 Shares will be payable concurrently with the first Committed Draw Down.

The foregoing summary of Amendment No. 4 does not purport to be a complete description and is qualified in its entirety by reference to the full text of Amendment No. 4, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Textron Data License Agreement

On September 18, 2023, the Company, Textron Aviation Inc. and Textron Innovations Inc. entered into a Third Amendment to Data License Agreement (the “Third Amendment”), that amends that certain data license agreement entered into on September 15, 2022 (the “DLA”).

The Third Amendment amends DLA to (i) update the license such that it becomes effective upon the payment of the first installment of the License Initiation Fee and (ii) update the License Initiation Fee such that the $25 million will be due in four installments as follows: 5.0 million on September 29, 2023, $7.5 million on December 1, 2023, $5.0 million on March 29, 2024 and $7.5 million on June 28, 2024.

The foregoing description of the Third Amendment is a summary and does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

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Item 3.02 Unregistered Sales of Equity Securities

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 with respect to the 4,000,000 Shares to be issued to the Purchaser as a commitment fee. Such shares are exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Regulation S thereunder, as applicable and are entitled to certain registration rights.

Item 7.01 Regulation FD.

On September 18, 2023, Company issued a press release announcing the filing of a registration statement on Form S-1. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The Company announces material information to its investors using filings with the Securities and Exchange Commission, the investor relations page on the Company’s website (www.surfair.com), press releases, public conference calls, and public webcasts. The information disclosed by the foregoing channels could be deemed to be material information. As such, the Company encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 4 to the Amended and Restated Share Purchase Agreement
10.2	Third Amendment to Data License Agreement
99.1	Press Release issued by the Company on September 19, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SURF AIR MOBILITY INC.

Date: September 19, 2023	By:	/s/ David Anderman
	Name:	David Anderman
	Title:	Chief Legal Officer

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